                                                                   EXHIBIT 10.19
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         AGREEMENT dated as of the 19th day of August, 2002 between Barr Laboratories, Inc., a New York corporation having its principal executive offices at 300 Corporate Drive, Building #10, Bradley Corporate Park, Blauvelt, New York 10913 (the "Company"), on its own behalf and on behalf of its subsidiary BRL Incorporated, a Delaware corporation doing business in Pennsylvania as Barr Research ("Barr Research"), as a third party beneficiary of this Agreement (the Company and/or Barr Research being hereafter referred to as the "Corporation"), and Carole Ben-Maimon (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company and the Employee entered into an employment agreement dated as of January 10, 2001 (the "Employment Agreement"); and

         WHEREAS, the Company and the Employee wish to amend and restate the Employment Agreement in its entirety;

         NOW, THEREFORE, the Company and the Employee hereby agree that, effective as of August 19, 2002, the Employment Agreement is amended and restated in its entirety to read as follows:

         1. Employment. The Corporation agrees to employ the Employee, and the Employee agrees to remain in the employ of the Corporation, during the term of this Agreement and on the other terms and conditions hereafter set forth.

         2. Term. The term of this Agreement shall commence on August 19, 2002 (the "Commencement Date") and shall terminate at the close of business on the third anniversary of the Commencement Date unless sooner terminated in accordance with the terms of this Agreement or extended as hereinafter provided. The term of this Agreement shall be extended, without further action by the Company or the Employee, on the date (the "Extension Effective Date") which is six months before the third anniversary of the Commencement Date and on the date (also an "Extension Effective Date") which is six months before each subsequent anniversary of the Commencement Date, for successive periods of twelve months each, unless either party shall have given written notice to the other party, in the manner set forth in paragraph 13(e) or (f) below, prior to the Extension Effective Date in question, that the term of this Agreement that is in effect at the time such written notice is given is not to be extended or further extended, as the case may be. Examples that illustrate the intended operation of the preceding sentence appear in the Appendix to this Agreement.

         3. Positions and Responsibilities; Place of Performance.

            (a) Throughout the term of this Agreement, the Employee agrees to remain in the employ of the Corporation, and the Corporation agrees to employ the

Employee, as the President of Barr Research, reporting to the Chairman and Chief Executive Officer of the Company (the "CEO"). As the President of Barr Research, the Employee shall be responsible for directing, managing and overseeing all new proprietary drug discovery and development studies and activities, including clinical trials and medical affairs and regulatory affairs related to such activities, and shall have all of the powers, authority, duties and responsibilities she has had prior to the Commencement Date and such other reasonable duties, consistent with the position of President of Barr Research, as may be lawfully assigned to her by the CEO or the Board of Directors of the Company (the "Board"). The Company agrees to use reasonable efforts to secure the Employee's election as a member of the Board during the term of this Agreement, and the Employee agrees to serve as such without additional compensation beyond that provided in this Agreement.

            (b) In connection with her employment by the Corporation, the Employee shall be based in the metropolitan Philadelphia, Pennsylvania area but agrees to travel, to the extent reasonably necessary to perform her duties and obligations under this Agreement, to Company facilities and other destinations elsewhere.

            (c) During the term of this Agreement, the Employee shall serve the Corporation on an exclusive basis and shall devote all her business time, attention, skill and efforts to the faithful performance of her duties hereunder; provided that the Employee may engage in community service and charitable activities and, with the approval of the Board, may serve as a member of the board of directors of other companies (and retain remuneration for such service) if such activities and service do not materially interfere with the performance of her duties and responsibilities hereunder and, provided further, that the Employee may continue to serve as the Chairperson of the Generic Pharmaceutical Association during the first 18 months of the term of this Agreement.

         4. Compensation. For all services rendered by the Employee in any capacity during the term of this Agreement, and for her undertakings with respect to confidential information, non-solicitation and disparaging remarks set forth in sections 6 and 7 below, the Employee shall be entitled to the following:

            (a) a salary, payable in installments not less frequent than monthly, at the annual rate of four hundred thousand dollars ($400,000), with such increases in such rate, if any, as the Compensation Committee of the Board may approve from time to time during the term of this Agreement in accordance with the Company's regular administrative practices applicable to senior officers from time to time during the term of this Agreement (the annual salary rate as increased from time to time during the term of this Agreement being hereafter referred to as the "Base Salary");

            (b) participation in the Company's annual executive incentive or bonus plan as in effect from time to time, with the opportunity to receive an award in accordance with the terms and conditions of such plan, for each fiscal year of the Company that commences or terminates during the term of this Agreement, of up to 50% of the Base Salary earned during such year (or such higher percentage as the Board or a committee of the Board may allow from time to time during the term of this Agreement), it being understood that any award for the fiscal year of the Company in which the term of this Agreement terminates pursuant to the terms hereof shall be prorated based on the portion of such fiscal year that coincides with the term of this Agreement and shall be made at the same time as awards (if any) are made to other participants with respect to such fiscal year. The Employee recognizes and agrees that the Board may defer the payment of any portion of her annual bonus to the extent that, and for such period of time as, may be reasonably necessary to avoid a loss of the Company's tax deduction with respect to such portion of his annual bonus under section 162(m) of the Internal Revenue Code. Any such deferred amount shall be non-forfeitable, shall constitute an unfunded, unsecured obligation of the Company, and until paid shall be deemed invested in such hypothetical investments as the Employee may select from among the hypothetical investment options that are available from time to time during the deferral period under the Company's excess 401(k) plan or, if no such investment options are available at the time in question under that plan, then from among the same hypothetical investment options that are available under such plan on the date of this Agreement or a reasonable facsimile thereof;

            (c) participation in the Company's stock incentive plan as from time to time in effect, subject to the terms and conditions of such plan;

            (d) the business and personal use of an automobile at Corporation expense including, without limitation, payment or reimbursement of automobile insurance and maintenance expenses in accordance with the Company's automobile policy applicable to senior officers on the Commencement Date;

            (e) participation in all Company health, welfare, savings and other employee benefit and fringe benefit plans (including vacation pay plans or policies and life and disability insurance plans) in which other senior officers of the Corporation participate during the term of this Agreement, subject in all events to the terms and conditions of such plans as in effect from time to time. Nothing in this paragraph (e) shall preclude the Corporation from amending or terminating any such plan at any time. The plans covered by this paragraph (e) shall not include the annual incentive or stock incentive plans, which are covered by paragraphs (b) and (c) above; and

            (f) the Corporation shall pay, or reimburse the Employee for, the premiums she incurs to maintain her current medical malpractice insurance coverage (or equivalent coverage) during the term, such premiums payable or reimburseable by the Corporation in no event to exceed $15,000 per year of the term.

         5. Termination of Employment.

            (a) Termination by the Company without Good Cause or by the Employee for Good Reason.

                (i) If the Employee's employment with the Company and its subsidiaries is terminated by the Company without Good Cause or is terminated by the Employee for Good Reason during the term of this Agreement and other than at or after the expiration of the term of this Agreement as the same may have been extended in accordance with the provisions of section 2 above (any such employment termination being hereafter referred to as a "Compensable Termination"), the Company shall pay the Employee the portion of her Base Salary accrued through the date of the Compensable Termination and any other amounts to which she is entitled by law or pursuant to the terms of any compensation or benefit plan or arrangement in which she participated prior to the Compensable Termination and, in addition, subject to compliance by the Employee with the provisions of sections 6 and 7 below, relating to confidential information, non-solicitation and disparaging remarks, the Company shall, as liquidated damages or severance pay or both (whichever characterization(s) will serve to validate the payments), and as additional consideration for the Employee's undertakings under sections 6 and 7 below, pay the Employee the following:

                    (A) her annual bonus for the fiscal year of the Company preceding the fiscal year of the Company in which the Compensable Termination occurs, if unpaid at the time of the Compensable Termination, the amount of such bonus to be determined by the Compensation Committee of the Board on a basis consistent with its prior bonus determinations with respect to the Employee during the term of this Agreement and, in the event a Change in Control or Potential Change in Control (as defined in section 11 below) occurred before the Compensable Termination, consistent with its bonus determinations with respect to the Employee prior to the Change in Control or Potential Change in Control;

                    (B) a prorated annual bonus for the fiscal year of the Company in which the Compensable Termination occurs, such prorated annual bonus to be determined by multiplying the "Applicable Average Bonus" as defined below in this subparagraph 5(a)(i)(B) by a fraction the numerator of which shall be the number of days elapsed in such fiscal year through (and including) the date on which the Compensable Termination occurs and the denominator of which shall be the number 365. For purposes of this Agreement, the "Applicable Average Bonus" means the higher of (I) the average annual bonus (including any deferred bonus) awarded to the Employee during the three year period immediately preceding the Compensable Termination or, if the Employee was employed by the Corporation for less than three years before the Compensable Termination, during the period of her employment by the Corporation prior to the Compensable Termination, or (II) the average annual bonus (including any deferred bonus) awarded to the Employee during the three fiscal years of the Company preceding the fiscal year in which the Compensable Termination occurs or during the portion of such three fiscal years in which she was employed by the Corporation; provided that, if the Compensable Termination occurs after a Change in Control or Potential Change in Control, the Applicable Average Bonus shall not be less than the average annual bonus (including any deferred bonus) awarded to the Employee during the three years preceding the date on which the Change in Control or Potential Change in Control occurred or during the portion of such three years in which she was employed by the Corporation; and

                    (C) an amount of money (the "Severance Payment") equal to two and one-half (2-1/2) times the Employee's "Annual Cash Compensation" as hereafter defined, unless the Severance Payment is payable solely on account of the Employee's resignation for Good Reason pursuant to subparagraph 5(d)(v) below (relating to the Company's giving the Employee notice of non-extension), in which case the Severance Payment shall be equal to one and one-quarter (1-1/4) times the Employee's "Annual Cash Compensation" as hereafter defined. Except as otherwise provided hereafter in this subparagraph 5(a)(i)(C), sixty percent (60%) of the Severance Payment shall be paid in a lump sum within ten days after the date of the Compensable Termination. The forty percent (40%) balance of the Severance Payment shall be paid in twelve (12) equal monthly installments one of which shall be paid at the end of each of the first twelve
(12) months after the date of the Compensable Termination, provided, in the case of each of such 12 installments, that the Employee has not accepted full-time or regular part-time employment with or regularly served as a consultant to a for-profit pharmaceutical company prior to the date for payment of such installment, it being understood and agreed that the foregoing condition shall not be violated by the Employee's serving as a member of a board of directors of a for-profit pharmaceutical company or by her performing consulting services on an ad hoc basis for such a company. If a Change in Control or Potential Change in Control as defined in section 11 below occurs (either before or after the Compensable Termination), the Severance Payment (or, in the case of a Change in Control or Potential Change in Control that occurs after the Compensable Termination, any portion thereof that remains unpaid at the time such Change in Control or Potential Change in Control occurs) shall be paid in a lump sum within ten days after the Compensable Termination (or, in the case of a Change in Control or Potential Change in Control that occurs after the Compensable Termination, within ten days after the Change in Control or Potential Change in Control occurs), and the two preceding sentences of this subparagraph shall not apply. In addition, if the Severance Payment is payable solely on account of the Employee's resignation for Good Reason pursuant to subparagraph 5(d)(v) below (relating to the Company's giving the Employee notice of non-extension), the Severance Payment shall be paid in a lump sum within ten days after the Employee resigns for such Good Reason, and the second and third preceding sentences of this subparagraph shall not apply. During the 18 month period following a Compensable Termination, the Company shall also provide the Employee with COBRA coverage at its expense. For purposes of this section 5, the Employee's "Annual Cash Compensation" shall mean the sum of (I) the Employee's highest Base Salary (i.e., one year's salary at its highest rate), plus (II) the "Applicable Average Bonus" as defined in subparagraph 5(a)(i)(B) above.

                (ii) If the term of this Agreement as the same may have been extended in accordance with the provisions of section 2 above is not extended or further extended because the Company gives written notice of non-extension to the Employee as provided in section 2 above, and the Company does not have Good Cause for termination of the Employee's employment at the time of giving such notice, and the Employee does not thereafter resign for Good Reason during the term of this Agreement as permitted by paragraph 5(d)(v) below, then the Company, subject to fulfillment by the Employee of her obligations under this Agreement during the balance of the term and her compliance with the provisions of sections 6 and 7 below, relating to confidential information, non-solicitation and disparaging remarks, shall, as non-renewal compensation, and as additional consideration for the Employee's undertakings under this Agreement including sections 6 and 7 below, pay the Employee an amount of money (the "Non-Renewal Payment") equal to the Employee's Annual Cash Compensation as defined in subparagraph 5(a)(i)(C) above, in addition to any other amounts to which the Employee may be entitled hereunder (including without limitation her annual bonus pursuant to paragraph 4(b) above for the fiscal year of the Company in which her employment terminates and any amounts to which she may be entitled under section 8, 9 or 10 below) or by law or pursuant to the terms of any compensation or benefit plan or arrangement in which she participated before her employment terminated. The Non-Renewal Payment shall be paid in a lump sum within ten days after the date on which the Employee's employment terminates. During the 18 month period following the termination of her employment, the Company shall also provide the Employee with COBRA coverage at its expense.

                (iii) The foregoing provisions of (including any payments under) this paragraph 5(a) shall be in lieu of any severance pay that may be payable under any plan or practice of the Corporation, but shall be in addition to (and not in lieu of) any payments to which the Employee may be entitled under sections 8, 9 and 10 below. Subparagraphs 5(a)(i) and 5(a)(ii) above are intended to be mutually exclusive, and in no event shall such subparagraphs, either individually or collectively, be construed to require the Company to pay an amount of money in excess of two and one-half (2-1/2) times the Employee's Annual Cash Compensation under such subparagraphs, either individually or collectively. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement (including but not limited to any payment provided for above in this paragraph 5(a)) by seeking other employment or otherwise, nor shall any compensation earned by the Employee in other employment or otherwise reduce the amount of any payment or benefit provided for in this Agreement.

            (b) Termination by the Company for Good Cause or by the Employee without Good Reason. If, during the term of this Agreement, the Employee's employment by the Company and its subsidiaries is terminated by the Company for Good Cause or by the Employee without Good Reason, the Employee shall not be entitled to receive any compensation under section 4 above accruing after the date of such termination or any payment under paragraph 5(a) above. However, the Company's obligations under sections 8, 9 and 10 shall not be affected by such termination of employment. The provisions of this paragraph 6(b) shall be in addition to, and not in lieu of, any other rights and remedies the Corporation may have at law or in equity or under any other provision of this Agreement in respect of such termination of employment. However, if during the term of this Agreement the Employee's employment is terminated by the Employee without Good Reason and the Employee gives the Company at least 120 days' advance notice of such termination, then the Employee shall not have any obligation or liability to the Corporation under this Agreement in respect of such termination of employment, but her obligations under Section 6 and 7 hereof and the next sentence shall not be affected by such termination of employment. If the Employee's full-time employment by the Company and its subsidiaries is terminated on or before January 29, 2003 for any reason other than (i) death,
(ii) a disability that entitles the Employee to Social Security disability benefits (or that will entitle the Employee to Social Security disability benefits after any applicable waiting period), (iii) termination of employment by the Company without Good Cause (as defined in paragraph 5(c) below) or (iv) termination of employment by the Employee for Good Reason (as defined in paragraph 5(d) below), the Employee shall repay to the Company the Retention Payment that she received pursuant to paragraph 4(c) of the Employment Agreement as in effect prior to its amendment and restatement hereby.

            (c) Good Cause Defined. For purposes of this Agreement, the Company shall have "Good Cause" to terminate the Employee's employment during the term of this Agreement only if:

                (i) the Employee fails to substantially perform her duties hereunder for any reason or fails to devote substantially all her business time exclusively to the affairs of the Corporation or fails to obtain the consent of the Board to her service on the board of directors of another company, and such failure is not discontinued within a reasonable period of time, in no event to exceed 30 days, after the Employee receives written notice from the Corporation of such failure; or

                (ii) the Employee commits an act of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Corporation; or

                (iii) the Employee is grossly negligent or engages in willful misconduct or insubordination in the performance of her duties hereunder; or

                (iv) the Employee materially breaches her obligations under section 6 or paragraph 7(a) below, relating to confidential information and non-solicitation.

Any foregoing provision of this paragraph 5(c) to the contrary notwithstanding, the Company shall not have "Good Cause" to terminate the Employee's employment within three years after a Change in Control or Potential Change in Control (as such terms are defined in section 11 below) unless (A) the Employee's act or omission is willful and has a material adverse effect upon the Company, (B) the Board of Directors gives the Employee (I) written notice warning of its intention to terminate the Employee for Good Cause if the specified act or omission alleged to constitute Good Cause is not discontinued and, if curable, cured, and (II) a reasonable opportunity after receipt of such written notice, but in no event less than two weeks, to discontinue and, if curable, cure the conduct alleged to constitute Good Cause, and (C) the Employee fails to discontinue and, if curable, cure the act or omission in question; provided that clauses (B) and (C) of this sentence shall not apply with respect to misconduct on the part of the Employee that constitutes a felony in the jurisdiction in which the Employee engages in such misconduct, and, provided further, that this sentence shall not apply to conduct involving moral turpitude. For all purposes of this Agreement, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by her intentionally and in bad faith (i.e., without reasonable belief that her action or omission was in furtherance of the interests of the Company or a subsidiary of the Company).

            (d) Good Reason Defined. For purposes of this Agreement, the Employee shall have "Good Reason" to terminate her employment during the term of this Agreement only if:

                (i) the Corporation fails to pay or provide any amount or benefit that the Corporation is obligated to pay or provide under section 4 above or section 8, 9 or 10 below and the failure is not remedied within 30 days after the Company receives written notice from the Employee of such failure; or

                (ii) the Corporation assigns the Employee duties, responsibilities or reporting relationships not contemplated by section 3 above without her consent, or limits her duties or responsibilities or power or authority contemplated by section 3 above in any respect materially detrimental to her, and in either case the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation; or

                (iii) she is removed from, or not elected or reelected to, the Board or the office, title or position of President of Barr Research, and the Company does not have Good Cause for doing so; or

                (iv) the Corporation relocates her office outside of a forty
(40) mile radius from her residence on the date of this Agreement without her written consent (given in a personal rather than representative capacity), and the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation; or

                (v) the Company gives the Employee written notice, in the manner set forth in paragraph 13(e) or (f) below, prior to any Extension Effective Date, that the term of this Agreement that is in effect at the time such written notice is given is not to be extended or further extended, as the case may be; provided that the giving of such written notice to the Employee shall constitute Good Reason only if and when the Employee shall have performed such of her duties and responsibilities for such period of time, in no event to exceed ninety (90) days after the giving of such notice, as the CEO or the Board may reasonably request in writing to transition her duties and responsibilities; or

                (vi) a Change in Control occurs and as a result thereof either
(A) equity securities of the Company cease to be publicly-traded, or (B) the Employee is not elected or designated to serve as the sole President of Barr Research; or

                (vii) a Change in Control or Potential Change in Control occurs and (A) the dollar value of the stock optioned to the Employee annually thereafter is less than the average annual dollar value of the stock that was optioned to the Employee during the four years prior to the Change in Control or Potential Change in Control, or (B) the material terms of such options (including without limitation vesting schedules) are less favorable to the Employee than the material terms of the options that were granted to the Employee during the four years prior to the Change in Control or Potential Change in Control, and in either case (A) or (B) the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation.

In no event shall the Employee's continued employment after any of the foregoing constitute her consent to the act or omission in question, or a waiver of her right to terminate her employment for Good Reason hereunder on account of such act or omission.

         6. Confidential Information. The Employee agrees not to disclose, either while in the Corporation's employ or at any time thereafter, to any person not employed by the Company or a subsidiary of the Company, or not engaged to render services to the Company or a subsidiary of the Company, except with the prior written consent of an authorized officer of the Company or as necessary or appropriate for the performance of her duties hereunder, any confidential information obtained by her while in the employ of the Corporation, including, without limitation, information relating to any of the inventions, processes, formulae, plans, devices, compilations of information, research, methods of distribution, suppliers, customers, client relationships, marketing strategies or trade secrets of the Company or any subsidiary thereof; provided, however, that this provision shall not preclude the Employee from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the businesses conducted by the Company or any subsidiary thereof, or from disclosure required by law or court order. The Employee also agrees that upon leaving the Corporation's employ she will not take with her, without the prior written consent of an authorized officer of the Company, and she will surrender to the Company, any record, list, drawing, blueprint, specification or other document or property of the Company or any subsidiary thereof, together with any copy or reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company or any subsidiary thereof, or without limitation, relating to its or their methods of distribution, suppliers, customers, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by her or entrusted to her during the course of her employment with the Corporation.

         7. Restrictive Covenants

            (a) Non-Solicitation. Employee covenants and agrees that, during her employment by the Corporation and during the one year period immediately following the termination of her employment with the Corporation for any reason (including, without limitation, a termination of employment by the Company without cause and a voluntary termination of employment by the Employee, in either case whether during the term of this Agreement, at the expiration of the term of this Agreement or at any time thereafter), she will not solicit or attempt to persuade any employee of the Company, its subsidiaries or affiliates (except the Employee's personal secretary or administrative assistant), or any other person who performs services for the Company, its subsidiaries or affiliates at the time the Employee's employment terminates or at any time within one year thereafter, to terminate or reduce or refrain from engaging in his or her employment or other service relationship with the Company, its subsidiaries or affiliates; provided, however, that responding to inquiries from any such employees or other persons that are not initiated by the Employee, and subsequently hiring such employees or other persons following the termination of their employment with the Company, its subsidiaries and affiliates shall be permitted.

            (b) Specific Enforcement. Employee recognizes and agrees that, by reason of her knowledge, experience, skill and abilities, her services are extraordinary and unique, that the breach or attempted breach of any of the restrictions set forth above in this section 7 will result in immediate and irreparable injury for which the Corporation will not have an adequate remedy at law, and that the Corporation shall be entitled to a decree of specific performance of those restrictions and to a temporary and permanent injunction enjoining the breach thereof, and to seek any and all other remedies to which the Corporation may be entitled, including, without limitation, monetary damages, without posting bond or furnishing security of any kind.

            (c) Restrictions Reasonable. Employee specifically and expressly represents and warrants that (i) she has reviewed and agreed to the restrictive covenants contained in this section 7 and their contemplated operation after receiving the advice of counsel of her choosing; (ii) she believes, after receiving such advice, that the restrictive covenants and their contemplated operation are fair and reasonable; (iii) she will not seek or attempt to seek to have the restrictive covenants declared invalid, and, after receiving the advice of counsel, expressly waives any right to do so; and (iv) if the full breadth of any restrictive covenant and/or its contemplated operation shall be held in any fashion to be too broad, such covenant or its contemplated operation, as the case may be, shall be interpreted in a manner as broadly in favor of the beneficiary of such covenant as is legally permissible. Employee recognizes and agrees that the restrictions on her activities contained in this section 7 are required for the reasonable protection of the Company and its investments; and that the restriction on his activities set forth in paragraph 7(a) will not deprive the Employee of the ability to earn a livelihood.

            (d) Non-Disparagement. Employee covenants and agrees that, during the one year period immediately following the termination of her employment with the

Corporation for any reason (including, without limitation, a termination of employment by the Company without cause and a voluntary termination of employment by the Employee, in either case whether during the term of this Agreement, at the expiration of the term of this Agreement or at any time thereafter), she will not make disparaging remarks about the Company, its subsidiaries or affiliates or any of their officers, directors or employees, unless required by law or reasonably necessary to assert or defend her position in a bona fide dispute arising out of or relating to this Agreement or the breach thereof.

            (e) Effect on Termination Payments. The Employee recognizes and agrees that the Company shall not be obligated to make any payments provided for in paragraph 5(a) above if the Employee violates the provisions of section 6 or paragraph 7(a) or 7(d) above during the one year period immediately following the termination for any reason of her employment with the Corporation. In addition, the Employee recognizes and agrees that, if the Employee violates such provisions, the Company may recoup any payments the Company may have theretofore made pursuant to paragraph 5(a) above and any payments the Company may thereafter make under paragraph 5(a). The foregoing provisions of this paragraph 7(e) shall be in addition to and not by way of limitation of any other rights and remedies the Company may have in respect of the violation in question.

         8. Indemnification

         To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless the Employee from and against any and all claims, demands, actions, causes of action, liabilities, losses, judgments, fines, costs and expenses (including reasonable attorneys' fees and settlement expenses) arising from or relating to her service or status as an officer, director, employee, agent or representative of the Company or any subsidiary of the Company or in any other capacity in which the Employee serves or has served at the request of, or for the benefit of, the Company or its subsidiaries. The Company's obligations under this section 8 shall be in addition to, and not in derogation of, any other rights the Employee may have against the Company to indemnification or advancement of expenses, whether by statute, contract or otherwise.

         9. Certain Additional Payments by the Company

            (a) Anything in this Agreement (other than the second sentence of this paragraph 9(a)) to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section 9) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code (the "Code") or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (an "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes and any benefits that result from the deductibility by the Employee of such taxes (including, in each case, any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. However, if it shall be determined that none of the Payments would be subject to the Excise Tax if the total Payments were reduced in the aggregate by $25,000 or less, then in that event the total Payments shall be reduced by the smallest amount (in no event to exceed $25,000 in the aggregate) necessary to ensure that none of the Payments will be subject to the Excise Tax. The decision as to which Payments shall be so reduced shall be made by the Employee.

            (b) Subject to the provisions of paragraph 9(a) above and 9(c) below, all determinations required to be made under this section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, and whether Payments are to be reduced pursuant to the second sentence of paragraph 9(a) above, shall be made by Deloitte & Touche or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the "change in ownership or effective control" or "change in the ownership of a substantial portion of assets" (within the meaning of Code section 280G(b)(2)(A)) that gives rise to the Excise Tax, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this section 9, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment, along with any penalty and interest imposed with respect to such Underpayment, shall be promptly paid by the Company to or for the benefit of the Employee.

            (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require either the payment by the Company of the Gross-Up Payment or the reduction of Payments pursuant to the second sentence of paragraph 9(a) above. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                (i) give the Company any information reasonably requested by the Company relating to such claim,

                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the

Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 9(a) or 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of paragraph 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         10. Certain Enforcement Matters

            (a) If, after a Change in Control or Potential Change in Control, a dispute arises (i) with respect to this Agreement or the breach thereof, or (ii) with respect to the Employee's or the Corporation's rights or obligations under this Agreement, including but not limited to any such dispute between the Employee and the Company, the Company shall pay or reimburse the Employee for all reasonable costs and expenses (including court costs, arbitrators' fees and reasonable attorneys' fees and disbursements) the Employee incurs in connection with such dispute, including without limitation costs and expenses she incurs to obtain payment or otherwise enforce her rights under this Agreement, or to obtain payment of costs and expenses due under this paragraph 10(a). In addition, the Company shall pay the Employee such additional amount (a "Gross Up") as will be sufficient, after the Employee pays her tax liability with respect to the Gross Up from the Gross Up, to pay all of her federal, state and local tax liability with respect to any costs and expenses that are paid by the Company pursuant to this paragraph 10(a). The Company shall promptly pay or reimburse the Employee for all such costs and expenses as she incurs them, upon presentation of reasonable documentation of such costs and expenses, and shall promptly pay the related Gross Up as and when it pays or reimburses costs and expenses. The Employee shall not be obligated to repay any such costs, expenses or Gross Up unless it is finally determined by the trier of fact in a non-appealable judicial or arbitral decision or ruling (as applicable) that the Employee's principal positions with respect to the principal matter(s) in dispute were unreasonable and pursued in bad faith.

            (b) Any payments to which the Employee may be entitled under this Agreement, including, without limitation, under section 5, 8, 9 or 10 hereof, shall be made forthwith on the applicable date(s) for payment specified in this Agreement. If for any reason the amount of any payment due to the Employee cannot be finally determined on that date, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than within 10 days after such date. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Employee shall be made as promptly as practicable.

            (c) Any controversy or claim arising, after a Change in Control or Potential Change in Control, out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of New York, in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and the arbitrator's decision shall be binding and final and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that the Employee may elect to have any such controversy or claim settled by judicial determination in lieu of arbitration by bringing a court action, if she is the plaintiff or, if she is not the plaintiff, demanding such judicial determination within the time to answer any complaint in any arbitration action that may be commenced.

         11. Change in Control

            (a) The term "Change in Control" as used in this Agreement means a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, whether or not any of the following events would constitute a change of control of such a nature, a Change in Control shall be deemed to occur for purposes of this Agreement if and when any of the following events occur:

                (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than--

                    (A) the Company,
                    (B) a Subsidiary,
                    (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or
                    (D) an underwriter engaged in a distribution of Company
                  stock to the public with the Company's written consent,

becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities that meet two tests: (I) they represent more than thirty percent (30%) of the combined voting power of the then outstanding Voting Securities, and (II) they also represent more than the percentage of the combined voting power of the then outstanding Voting Securities beneficially owned, directly or indirectly, at that time by Bernard
C. Sherman and his affiliates (as defined in Rule 12b-2 under the Exchange Act). However, the second test stated in clause (II) above shall not apply if the "person" in question is Bernard C. Sherman and/or his affiliates (as defined in Rule 12b-2 under the Exchange Act). In addition, if the "person" in question is an institutional investor whose investment in Voting Securities is purely passive when such person becomes the beneficial owner of Voting Securities that meet the tests set forth in clause (I) and, if applicable, (II) above, then such event (i.e., such person's becoming the beneficial owner of such Voting Securities) shall not be deemed to constitute a Change in Control under this subparagraph 11(a)(i) for so long as (and only for so long as) such person's investment in Voting Securities remains purely passive; or

                (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive, with respect to such Voting Securities (or, in the case of a transaction in which the Company is the surviving corporation or a transaction involving a Subsidiary, retain), voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or
(B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

                (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

                (iv) the persons who were members of the Board of Directors of the Company immediately before a tender or exchange offer for shares of Common Stock by any person other than the Company or a Related Party, or before a merger or consolidation of the Company or a Subsidiary, or contested election of the Board of Directors of the Company, or before any combination of such transactions, cease to constitute a majority of the Board of Directors of the Company as a result of such transaction or transactions.

            (b) For purposes of paragraph 11(a) above:

                (i) the term "Related Party" shall mean (A) a Subsidiary, (B) an employee or group of employees of the Company or any Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (D) a corporation or other form of business entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities;

                (ii) the term "Subsidiary means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company; and

                (iii) the term "Voting Securities" shall mean any securities of the Company which carry the right to vote generally in the election of directors.

            (c) For purposes of this Agreement, a "Potential Change in Control" means that (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; or (ii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Company has occurred.

         12. Severability; Survival

            (a) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; and

            (b) Any provision of this Agreement which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision shall be valid and enforceable.

            (c) The provisions of sections 6, 7, 8, 9 and 10 of this Agreement, and any other provision of this Agreement which is intended to apply, operate or have effect after the expiration or termination of the term of this Agreement, or at a time when the term of this Agreement may have expired or terminated, shall survive the expiration or termination of the term of this Agreement for any reason.

         13. General Provisions

            (a) No right or interest to or in any payments to be made under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, pledge, charge or hypothecation or to execution, attachment, levy or similar process, or assignment by operation of law. All payments to be made by the Corporation hereunder shall be subject to the withholding of such amounts as the Corporation may determine it is required to withhold under the laws or regulations of any governmental authority, whether foreign, federal, state or local.

            (b) To the extent that the Employee acquires a right to receive payments from the Corporation under this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of any amount hereunder.

            (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws of that State.

            (d) This Agreement shall be binding upon and inure to the benefit of the Company, Barr Research, and their successors and assigns, and the Employee, her heirs, devisees, distributees and legal representatives.

            (e) Any notice or other communication to the Corporation pursuant to any provision of this Agreement shall be given in writing and will be deemed to have been delivered:

                (i) when delivered in person to the Corporate Secretary or General Counsel of the Company; or

                (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Corporate Secretary of the Company at 300 Corporate Drive, Building #10, Bradley Corporate Park, Blauvelt, New York 10913 or at such other address of which the Company may from time to time give the Employee written notice in accordance with paragraph 13(f) below.

            (f) Any notice or other communication to the Employee pursuant to any provision of the Agreement shall be given in writing and will be deemed to have been delivered:

                (i) when delivered to the Employee in person, or

                (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Employee at her address as it appears on the records of the Corporation or at such other address of which the Employee may from time to time give the Corporation written notice in accordance with paragraph 13(e) above.

            (g) No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in a writing signed by the Employee and an authorized officer of the Company.

            (h) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         BARR LABORATORIES, INC.,
                                         on its own behalf and on behalf of
                                         its subsidiary, BRL Incorporated,
                                         as third party beneficiary


                                         By:_______________________
[SEAL]
Attest:


__________________________
Secretary                                __________________________
                                         Employee

                                                                        APPENDIX

 EXAMPLES ILLUSTRATING INTENDED OPERATION OF EXTENSION PROVISIONS OF PARAGRAPH 2

Example 1:

                  Facts: Neither the Company nor the Employee gives the other party written notice of non-extension before the date that is six months before the third anniversary of the Commencement Date.

                  Result: Effective as of the date that is six months before the third anniversary of the Commencement Date, the term of the Agreement is extended 12 months, so that it will expire on the fourth anniversary of the Commencement Date unless further extended in accordance with the provisions of Paragraph 2 of the Agreement.

Example 2:

                  Facts: Either the Company or the Employee gives the other party written notice of non-extension before the date that is six months before the third anniversary of the Commencement Date.

                  Result: The term of the Agreement is not extended, and expires on the third anniversary of the Commencement Date.

Example 3:

                  Facts: Neither the Company nor the Employee gives the other party written notice of non-extension before the date that is six months before the fourth anniversary of the Commencement Date.

                  Result: Effective as of the date that is six months before the fourth anniversary of the Commencement Date, the term of the Agreement as extended in accordance with Example 1 above is further extended 12 months, so that it will expire on the fifth anniversary of the Commencement Date unless further extended in accordance with the provisions of Paragraph 2 of the Agreement.

Example 4:

                  Facts: Either the Company or the Employee gives the other party written notice of non-extension on or after the date that is six months before the fourth anniversary of the Commencement Date and before the date that is six months before the fifth anniversary of the Commencement Date.

Result: The term of the Agreement as extended is not further extended, and expires on the fifth anniversary of the Commencement